Exhibit 99.3

GUIDEWIRE SOFTWARE, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On November 1, 2017 (the “Acquisition Date”), pursuant to the Agreement and Plan of Reorganization entered into on October 5, 2017, Guidewire Software, Inc., a Delaware corporation (hereinafter referred to as “Guidewire”, “the Company”, “we”, “our”, “us” and similar terms unless the context indicates otherwise) completed its acquisition of Cyence, Inc., a Delaware corporation (“Cyence”) (the “Acquisition”). The following unaudited pro forma condensed combined financial information presents the historical condensed combined financial statements of Guidewire and Cyence after giving effect to Guidewire’s acquisition of Cyence based on the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined balance sheet as of July 31, 2017 is presented as if the Acquisition occurred on July 31, 2017. The unaudited pro forma condensed combined statements of income for the year ended July 31, 2017 is presented as if the Acquisition occurred on August 1, 2016, the first day of our 2017 fiscal year.

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma adjustments reflecting the Acquisition have been prepared in accordance with business combination accounting guidance as provided in Accounting Standards Codification 805, Business Combinations, and reflect the preliminary allocation of the purchase price to the acquired assets and assumed liabilities based on a preliminary estimate of fair values, using available information and the assumptions set forth in the notes to the unaudited pro forma condensed combined financial information. These preliminary values may change in future reporting periods upon finalization of the valuation, which will occur no later than the first quarter of fiscal 2019.

The unaudited pro forma condensed combined financial information included herein was derived from our audited historical consolidated financial statements. We have a fiscal year end of July 31 whereas Cyence has historically had a fiscal year end of January 31. In order to conform the Cyence historical financial information to our fiscal year end, the Cyence historical financial information included herein is derived from the Cyence historical results as of and for the twelve months ended July 31, 2017. Additionally, we have reclassified certain line items within the Cyence historical financial information to conform to the presentation of our consolidated financial statements.

The historical condensed combined financial information has been adjusted to give effect to pro forma events that are (1) directly attributable to the Acquisition, (2) factually supportable, and (3) with respect to the unaudited pro forma condensed combined statement of income, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information should be read in conjunction with the Company’s audited historical consolidated financial statements included in the Company’s Annual Report on Form 10-K as of and for the year ended July 31, 2017 and the audited historical financial statements of Cyence as of and for the year ended January 31, 2017, and the unaudited historical condensed financial statements of Cyence as of and for the six month period ended July 31, 2017, contained in this Form 8-K/A.

The unaudited pro forma adjustments are not necessarily indicative of or intended to represent the results that would have been achieved had the Acquisition been consummated as of the dates indicated or that may be achieved in the future. The actual results reported by the combined company in periods following the Acquisition may differ significantly from that are reflected in the unaudited pro forma condensed combined financial information for a number of reasons, including the effects of applying final purchase accounting and the incremental costs incurred to integrate the two companies. The unaudited pro forma condensed combined financial information does not reflect any cost savings or associated costs to achieve such savings from operating efficiencies, synergies, or other restructuring that may result from the Acquisition.

GUIDEWIRE SOFTWARE, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS
AS OF JULY 31, 2017
(in thousands)

	Historical		Pro Forma Adjustments
	Guidewire	Cyence			Pro Forma
	(As reported)	(As adjusted)			Combined
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$263,176	$18,824	$(147,383)	(a)	$134,617
Short-term investments	310,027	—	—		310,027
Accounts receivable	79,433	3,141	—		82,574
Prepaid expenses and other current assets	26,604	1,002	(482)	(b)(c)	27,124
Total current assets	679,240	22,967	(147,865)		554,342
Long-term investments	114,585	—	—		114,585
Property and equipment, net	14,376	134	(134)	(d)	14,376
Intangible assets, net	71,315	—	51,900	(e)	123,215
Deferred tax assets, net	37,430	—	(8,531)	(f)	28,899
Goodwill	141,851	148	199,476	(g)	341,475
Other assets	20,104	323	(54)	(h)	20,373
TOTAL ASSETS	$1,078,901	$23,572	$94,792		$1,197,265
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$13,416	$422	$—		$13,838
Accrued employee compensation	48,882	789	—		49,671
Deferred revenues, current	91,243	3,279	(944)	(i)	93,578
Other current liabilities	10,075	1,328	459	(j)(k)	11,862
Total current liabilities	163,616	5,818	(485)		168,949
Deferred revenues, noncurrent	19,892	—	—		19,892
Other liabilities	2,112	15	—		2,127
Total liabilities	185,620	5,833	(485)		190,968
STOCKHOLDERS’ EQUITY:
Series A convertible preferred stock	—	5,709	(5,709)	(l)	—
Series B convertible preferred stock	—	31,807	(31,807)	(l)	—
Common stock	8	12	(12)	(l)	8
Additional paid-in capital	830,014	500	117,765	(l)(m)(n)	948,279
Shareholders' notes receivable	—	(120)	120	(l)	—
Accumulated other comprehensive loss	(5,796)	(2)	2	(l)	(5,796)
Retained earnings	69,055	(20,167)	14,918	(l)(n)(o)	63,806
Total stockholders’ equity	893,281	17,739	95,277		1,006,297
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,078,901	$23,572	$94,792		$1,197,265

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information.

GUIDEWIRE SOFTWARE, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
FOR THE YEAR ENDED JULY 31, 2017
(in thousands, except share and per share amounts)

	Historical		Pro Forma Adjustment		Pro Forma Combined
	Guidewire	Cyence
	(As reported)	(As adjusted)
Revenues:
License and other	$271,462	$10,449	$(631)	(p)	$281,280
Maintenance	68,643	—	—		68,643
Services	174,179	—	—		174,179
Total revenues	514,284	10,449	(631)		524,102
Cost of revenues:
License and other	17,046	1,557	5,700	(q)	24,303
Maintenance	13,397	—	—		13,397
Services	161,116	—	—		161,116
Total cost of revenues	191,559	1,557	5,700		198,816
Gross profit:
License and other	254,416	8,892	(6,331)		256,977
Maintenance	55,246	—	—		55,246
Services	13,063	—	—		13,063
Total gross profit	322,725	8,892	(6,331)		325,286
Operating expenses:
Research and development	130,323	11,282	9,827	(r)	151,432
Sales and marketing	109,239	4,944	9,568	(q)(r)	123,751
General and administrative	56,551	2,450	3,619	(r)	62,620
Total operating expenses	296,113	18,676	23,014		337,803
Income (loss) from operations	26,612	(9,784)	(29,345)		(12,517)
Interest income, net	5,854	15	—		5,869
Other income, net	811	—	—		811
Income (loss) before income taxes	33,277	(9,769)	(29,345)		(5,837)
Provision for (benefit from) income taxes	12,053	41	(10,843)	(s)	1,251
Net income (loss)	$21,224	$(9,810)	$(18,502)		$(7,088)
Net income (loss) per share:
Basic	$0.29				$(0.10)	(t)
Diluted	$0.28				$(0.10)	(t)
Shares used in computing net income (loss) per share:
Basic	73,994,577				74,043,319	(t)
Diluted	75,328,343				74,043,319	(t)

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information.

GUIDEWIRE SOFTWARE, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. BASIS OF PRO FORMA PRESENTATION

The historical financial information has been adjusted to give pro forma effect to events that are: (a) directly attributable to the Acquisition, (b) factually supportable, and (c) with respect to the unaudited pro forma condensed combined statement of income, expected to have a continuing impact on the combined results. The unaudited pro forma adjustments are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed, and have been prepared to illustrate the estimated effect of the Acquisition. The final determination of the purchase price allocation will be based on the final valuation of the fair values of assets acquired and liabilities assumed in the Acquisition.

The unaudited pro forma condensed combined financial information included herein was derived from our historical consolidated financial statements. We have a fiscal year end of July 31 whereas Cyence has historically had a fiscal year end of January 31. In order to conform the Cyence historical financial information to our fiscal periods, the Cyence historical financial information included herein is derived from the Cyence historical results as of and for the twelve months ended July 31, 2017. Additionally, we have reclassified certain line items within the Cyence historical financial information to conform to the presentation of our consolidated financial statements.

2. SIGNIFICANT ACCOUNTING POLICIES

The unaudited pro forma condensed combined financial information has been compiled using the significant accounting policies as set forth in our audited consolidated financial statements for the year ended July 31, 2017. Based on the procedures performed to date, we determined that the accounting policies of Cyence are similar in material respects to those of ours. As more information becomes available, we will complete a more detailed review of the Cyence accounting policies. As a result of that review, differences may be identified between the accounting policies of the two companies that, when conformed, could have a material impact on the combined financial statements.

3. PRELIMINARY PURCHASE CONSIDERATION AND PURCHASE PRICE ALLOCATION

The gross purchase price of the Acquisition was $275.0 million, subject to certain adjustments including a net working capital adjustment. These adjustments reflected herein to determine the purchase consideration are preliminary and may change as the Company finalizes these adjustments during the measurement period based on new information as it becomes available. The preliminary purchase consideration is $260.5 million as follows:

Preliminary Purchase Consideration
(in thousands)
Cash consideration paid at close	$142,612
Equity issued to preferred shareholders	102,493
Issuance of replacement awards	15,441
Total preliminary purchase consideration	$260,546

The Acquisition was accounted for as a business combination. As part of the preliminary purchase price allocation, the Company determined that Cyence’s separately identifiable intangible assets were developed technology, customer contracts and related relationships, order backlog, and trade names. The Company utilized the discounted cash flow methodology and the profit allocation methodology under the income approach to estimate the fair values of intangible assets. The Company used the cost build-up approach to estimate the fair value of deferred revenue by estimating the costs related to fulfilling the obligation plus an additional markup for an assumed operating margin to reflect the profit a third party would expect to realize on the costs incurred. These fair value measurements were based on significant inputs that were not observable in the market and thus represent a Level 3 measurement. The valuation models were based on estimates of future operating projections of Cyence and rights to sell new products containing the acquired technology as well as judgments about the discount rates used and other variables. The Company developed forecasts based on a number of factors including future revenue and operating cost projections, a discount rate that is representative of the weighted average cost of capital, in addition to royalty and long-term sustainable growth rates based on a market analysis. The Company amortizes the acquired intangibles over their estimated used lives as set forth in the table below.

The allocation of purchase consideration is preliminary pending the final valuation of intangible and tangible assets acquired and liabilities assumed and is therefore subject to potential future measurement period adjustments. The preliminary allocation of the purchase consideration is as follows:

	Preliminary Purchase Price Allocation	Estimated Useful Lives
	(in thousands)	(in years)
Acquired tangible assets, net of assumed liabilities	$9,022
Developed technology	28,500	5
Customer contracts and related relationships	17,600	5
Order backlog	3,300	2
Trademarks	2,500	7
Goodwill	199,624
Total preliminary purchase consideration	$260,546
The goodwill of $199.6 million arising from the Acquisition consists largely of the acquired workforce, the expected company-specific synergies and the opportunity to expand the Company’s customer base. The goodwill recognized is not expected to be deductible for income tax purposes.

4. UNAUDITED PRO FORMA ADJUSTMENTS

The following is a description of the unaudited pro forma adjustments reflected in the unaudited pro forma condensed combined financial statements:

Adjustments to the unaudited pro forma condensed combined balance sheet as of July 31, 2017 (in thousands):

(a) To record the reduction in cash paid for the Acquisition of $142,612 and estimated transaction costs incurred and paid subsequent to the balance sheet date of $4,771.
(b) To record the write off of $283 of short term deferred costs which hold no future benefit to Guidewire.
(c) To record the write off of $199 of prepaid expenses to conform accounting policies.
(d) To record the fair value adjustment of ($134) to Cyence depreciable property and equipment.
(e) To record the estimated fair value of acquired intangible assets as set forth below:

Developed technology	$28,500
Customer contracts and related relationships	17,600
Order backlog	3,300
Trademark	2,500
Total acquired intangible assets	$51,900

(f) To record a net deferred tax liability of $8,531 related to the fair value of acquired intangible assets and acquired net operating losses.
(g) To record the preliminary estimate of goodwill recognized as a result of the Acquisition, which represents the amount by which the estimated consideration transferred exceeds the fair value of Cyence’s assets acquired and liabilities assumed set forth in Note 3.
(h) To record the write off of $54 of long-term deferred costs which hold no future benefit to Guidewire.

(i) To record the fair value adjustment to deferred revenue of ($944).

(j) To record a liability of $312 for Cyence transaction costs that were unpaid as of the Acquisition date.

(k) To record a liability of $147 related to liability classified awards issued for the Acquisition.

(l) To record the elimination of Cyence historical equity.

(m) To record equity issued for the Acquisition of $117,787 related to equity awards exchanged and new awards granted by Guidewire to retained Cyence employees.

(n) To record the acceleration of stock-based compensation expense of $478.

(o) To record the payment of estimated transaction costs of $4,771.

Adjustments to the unaudited pro forma condensed combined statements of income for the fiscal year ended July 31, 2017 (in thousands):

(p) To record a reduction in revenue of $631 related to the estimated fair value of the acquired deferred revenue.
(q) To record the estimated amortization expense related to the intangible assets acquired utilizing the estimated useful lives as set forth in Note 3:

Year ended July 31, 2017
Cost of license and other revenue	$5,700
Sales and marketing	5,527
Total amortization adjustment	$11,227

(r) To record the estimated adjustment to stock-based compensation expense related to equity awards exchanged and new awards granted by Guidewire to retained Cyence employees:

Year ended July 31, 2017
Research and development	$9,827
Sales and marketing	$4,041
General and administrative	$3,619
Total stock-based compensation	$17,487

(s) To record the tax effects of the unaudited pro forma adjustments calculated at the statutory tax rate.
(t) Basic and diluted earnings per share has been calculated by dividing the net loss for the year by the weighted average shares outstanding. The adjustment for weighted average shares issued gives effect to the number of shares issued that we expect to vest in the year following the acquisition. The following table shows the calculation of EPS:

	Basic	Diluted
Proforma net loss	$(7,088)	$(7,088)
Historical shares used in computing net earnings per share	73,994,577	75,328,343
Weighted average shares issued	48,742	48,742
Proforma shares in computing earnings per share	74,043,319	74,043,319
Proforma earnings per share	$(0.10)	$(0.10)